Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Vittoria Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per Class A Ordinary Share, offered pursuant to the public offering prospectus	(1)	457(o)	2,070,000	$5.00	$2,786,479.43	0.0001531	$426.61
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per Class A Ordinary Share, offered pursuant to the resale prospectus	(2)	457(o)	1,500,000	5.00	302,090.14	0.0001531	46.25
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per Class A Ordinary Share, offered pursuant to the public offering prospectus	(3)	457(o)	1,750,000	5.00	8,750,000.00		964.25
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per Class A Ordinary Share, offered pursuant to the public offering prospectus to cover over-allotments, if any	(4)	457(o)	262,500	5.00	1,312,500.00		193.72
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per Class A Ordinary Share, offered pursuant to the resale prospectus	(5)	457(o)	2,000,000	$5.00	$10,000,000.00		$1,102.00

Total Offering Amounts:							$17,850,000.00		2,732.83
Total Fees Previously Paid:									2,259.97
Total Fee Offsets:									0.00
Net Fee Due:									$472.86

__________________________________________
Offering Note(s)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares, including the additional shares that the underwriter has the option to purchase to cover over-allotments, if any, at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares, including the additional shares that the underwriter has the option to purchase to cover over-allotments, if any, at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares, including the additional shares that the underwriter has the option to purchase to cover over-allotments, if any, at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares, including the additional shares that the underwriter has the option to purchase to cover over-allotments, if any, at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares, including the additional shares that the underwriter has the option to purchase to cover over-allotments, if any, at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.